UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2016, United Development Funding IV (the “Trust”) received written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Trust did not timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2016 (the “Form 10-Q”), the Nasdaq Hearings Panel (the “Panel”) will consider this inability to timely file the Form 10-Q in their decision regarding the Trust’s continued listing on The Nasdaq Global Select Market and may consider this inability to timely file the Form 10-Q as an additional basis for delisting the Trust’s securities.

As previously disclosed in Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 21, 2016 and June 3, 2016, the Trust received notice on March 17, 2016 from the Staff stating that because the Trust had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2015 with the SEC, it was not in compliance with the continued listing requirement set forth in Nasdaq Listing Rule 5250(c)(1). In response to such notice, on May 16, 2016, the Trust submitted to Nasdaq a plan to regain compliance with the applicable listing rule. On May 26, 2016, the Trust received a determination letter from the Staff stating that the Staff had determined to deny the Trust’s request for continued listing on Nasdaq due to the Trust’s continued non-compliance with the applicable listing rule.

The Trust then timely requested a hearing before the Panel to address the Staff's determination. The hearing was held on July 7, 2016, at which the Trust presented its plan to evidence compliance with all applicable criteria for continued listing on The Nasdaq Global Select Market for the Panel’s consideration.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on July 26, 2016, the Trust received written notice on July 25, 2016 that the Panel had determined to continue the listing of the Trust’s common shares on The Nasdaq Global Select Market subject to the condition that, on or before September 12, 2016, the Trust evidences compliance with Nasdaq Listing Rule 5250(c)(1) by filing all necessary periodic reports with the SEC.

As disclosed in a Current Report on Form 8-K filed with the SEC on June 8, 2016, the Trust has engaged a new independent registered public accounting firm, and the audit process began immediately. After recent conversations with the new auditors regarding the expected filing date for the aforementioned periodic reports, the Trust notified the Panel that it would need additional time to file the periodic reports. Therefore, the Trust will submit a written request to the Panel for an extension of the September 12, 2016 filing deadline. In the event the Panel does not grant an extension, or the Trust is not able to file the periodic reports by September 12, 2016 or any extended deadline granted by the Panel, the Panel may issue a final determination to delist the Trust’s securities and suspend trading of the Trust’s securities on The Nasdaq Global Select Market.

As disclosed in the Trust’s Current Report on Form 8-K filed with the SEC on February 22, 2016, trading in the Trust’s securities on The Nasdaq Global Select Market has been halted. Trading in the Trust’s securities will remain halted at least until the Trust has become fully current in its periodic filing obligations with the SEC, and no assurance can be given regarding the resumption of regular trading of the Trust’s securities.

Item 8.01	Other Events.

On August 26, 2016, the Trust issued a press release, pursuant to Nasdaq Listing Rule 5810(b), regarding the August 22, 2016 notice from the Staff, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of United Development Funding IV, dated August 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: August 26, 2016	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of United Development Funding IV, dated August 26, 2016.